                                                                EXHIBIT 10

                       AIRCRAFT ENGINE SALES AGREEMENT
                                     FOR
                            AIRTRAN AIRWAYS, INC.

THIS AIRCRAFT ENGINE SALES AGREEMENT ("Agreement") is made and entered into as of March 28, 1997, by and between GREENWICH AIR SERVICES, INC., a Delaware corporation, of 4590 N.W. 36th Street, Miami, Florida 33122 U.S.A., with a mailing address of P.O. Box 522187, Miami, Florida, 33152 U.S.A. ("Seller" or "Greenwich") and AIRTRAN AIRWAYS, INC., a Delaware corporation, of 6280 Hazeltine National Drive, Orlando, Florida 32822 ("Buyer").

I. AGREEMENT TO SELL. Seller hereby sells to Buyer and Buyer hereby purchases from Seller the equipment described in ARTICLE II herein (the "Equipment"), subject to the terms and provisions of this Agreement. The Terms and Conditions to this Agreement, attached hereto as Exhibit A, together with any Attachment thereto, Exhibit B, or Endorsements identified below, are incorporated herein by reference.

II. EQUIPMENT. Two (2) Pratt & Whitney Engines (each having seven hundred fifty (750) or more rated takeoff horsepower), including all parts attached thereto, and further described as:

                                                        Engine      Serviceable
 (1)    Make                Model       Configuration   Serial No.      Tag
        ----                -----       -------------   ----------  -----------
        Pratt & Whitney     JT8D-9A     P&W Basic       656857       Greenwich

        At February 28, 1997, Total Time Since New:   32,382:40
        At February 28, 1997, Total Cycles Since New: 35,409

                                                        Engine      Serviceable
 (2)    Make                Model       Configuration   Serial No.      Tag
        ----                -----       -------------   ----------  -----------
        Pratt & Whitney     JT8D-15     P&W Basic       687645       Greenwich

        At February 28, 1997, Total Time Since New:   36,023:30
        At February 28, 1997, Total Cycles Since New: 25,326

III. PURCHASE PRICE. The aggregate Purchase Price is One Million Two Hundred Thousand U.S. Dollars ($1,200,000.00) allocated to the Equipment as follows:

                ESN 656857      $500,000.00
                ESN 687645      $700,000.00

IV. PAYMENTS. Buyer shall pay to Seller the purchase price of this engine and all other outstanding invoices and/or amounts owed to Seller in accordance with the payment schedule found at Schedule I attached hereto.



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
V. INSPECTION. The Equipment is currently installed on Buyer's aircraft and is under the complete control and direction of Buyer, therefore Buyer hereby waives the Inspection of the Equipment. Buyer has inspected and accepts the Engine records.

VI.     DELIVERY.  Delivery Date - On or before March 31, 1997.
                   Delivery Location - As installed on Buyer's aircraft.

VII.    NOTICES.

        If to Seller:                           If to Buyer:
        Greenwich Air Services, Inc.            AirTran Airways, Inc.
        4590 N.W. 36th Street                   6280 Hazeltine National Drive
        Bldg. 23 MIAD                           Orlando, Florida 32822
        Miami, Florida U.S.A. 33166             Attn: Carl Millican,
        Attn: Sr. V.P. Business Development           V.P. Maintenance
        Fax:  (305)526-7005                     Fax:  (407) 856-5867

VIII.   MISCELLANEOUS.

        a.   Each Engine is sold under Seller's Standard Aircraft
             Engine Service Warranty, attached hereto as Exhibit B, covering workmanship accomplished at the last shop visit performed by Seller, but otherwise in an "AS IS, WHERE IS" condition. The warranty period shall be ninety (90) days or five hundred (500) hours, whichever occurs first, from date of Delivery.

        b. The Lease(s) between Seller and Buyer for the lease of these Engines, shall terminate upon the execution of this Aircraft Engine Sales Agreement by the two parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

GREENWICH AIR SERVICES, INC.           AIRTRAN AIRWAYS, INC.

By:_________________________           By: /s/ Mark B. Rinder
                                          ---------------------------------
Name:_______________________           Name: Mark B. Rinder
                                            -------------------------------
Title:______________________           Title: Vice President, Finance & CFO
                                             ------------------------------
Date:_______________________           Date: March 28, 1997
                                            -------------------------------

                                                                       EXHIBIT A


                             TERMS AND CONDITIONS


          for Aircraft Engine Sales Agreement dated March 28, 1997.


1.  SUBJECT MATTER OF SALE

    a. Any reference herein to Agreement shall mean the Aircraft Engine Sales Agreement which refers to and incorporates this Terms and Conditions document. Any capitalized term used herein and not defined herein shall have the meaning set forth in the Agreement.

    b. Any reference herein to Equipment shall mean any part of all of the Equipment as the context may require, including one to more engines as described in the Agreement (the "Engine" or "Engines" as the context may require).

    c. Seller will provide to Buyer complete and accurate records (in the English language) pertaining to such Equipment.

2.  PURCHASE PRICE AND PAYMENT

    a. In consideration of Delivery (as hereinafter defined) to Buyer of the Equipment, Buyer shall pay to Seller the Purchase Price stipulated in the Agreement.

    b. The Purchase Price shall be paid to Seller by Buyer in one or more payments as specified in the Agreement.

    c. Cash payments shall be made by wire transfer of good and unrestricted bank funds to Seller's designated account.

3.  INSPECTION

    The Equipment is currently installed on Buyer's aircraft and is under the complete control and direction of Buyer, therefore Buyer hereby waives the Inspection of the Equipment. Buyer has inspected and accepts the Engine records.

4.  DELIVERY

    a. Delivery of the Equipment (the "Delivery") is deemed to have happened upon the last to occur of the following events:

           i. The Equipment is, and has been, installed on Buyer's aircraft; therefore, Delivery shall be effective upon the execution of the Agreement;

          ii. The initial payment required by Article IV of the Agreement has been paid in full to Seller by Buyer; and



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
     b. Upon Delivery of the Equipment to Buyer, Buyer shall execute and deliver to Seller a receipt therefore substantially in the form set forth in Attachment 1-A and 1-B attached hereto and made a part hereof.

     c. All of the Equipment records in the possession of the Seller will be provided to Buyer with Delivery of the Equipment.

5.   TITLE & RISK OF LOSS

     a. Title to the Equipment, including its records, shall pass to the Buyer upon Seller's receipt of all payment amounts shown on Schedule I attached hereto.

     b. Upon transfer of title for any Equipment to Buyer, Seller shall deliver to Buyer a Bill of Sale covering such Equipment, which Bill of Sale shall be substantially in the form of Attachment 2-A and 2-B attached hereto and made a part hereof.

     c. The risk of loss shall pass to Buyer upon Delivery of such Equipment to Buyer. Risk of loss, damage to or destruction of such Equipment and its records shall forthwith transfer from Seller to Buyer.

     d. Buyer agrees to maintain public liability insurance in an amount not less than Three Hundred Fifty Million U.S. Dollars ($350,000,000.00). Buyer shall cause its insurer to name Seller, its affiliates, directors, officers, employees, agents, and representatives as additional insureds, and to specifically state that the indemnification requirements in Article 10 are insured as a contractual obligation for two (2) years.

     e. Buyer agrees to maintain aircraft hull and spares insurance covering all risks, ground and flight, to the Engine in a minimum amount not less than the Agreed Value of One Million Two Hundred Thousand U.S. Dollars ($1,200,000.00). This insurance may include a deductible not to exceed Two Hundred Fifty Thousand U.S. Dollars ($250,000.00). Such policy shall include Seller as loss payee, as its interests may appear, up until title passes to Buyer on Equipment.

6.   TAXES

     a. Buyer will indemnify, defend and hold Seller harmless from and against any and all taxes of whatsoever kind of nature, including costs or expenses incurred in connection therewith, except for taxes levied against Seller based on its net income, which may be assessed against, chargeable to or collectible from either Buyer or Seller by any taxing authority of any country, federal, state or local government, and which are based upon or levied or assessed with respect to the sale of the Equipment hereunder to Buyer or the subsequent operation, possession or use of the Equipment. If Seller is required to pay any contested tax levied, than Buyer agrees to immediately reimburse Seller for the full amount of such tax. If
         Buyer elects to contest any tax levied against Seller which is to be paid by Buyer hereunder, Buyer shall pay all costs of such contest, including, but not limited to, attorney's fees.

7.  DELAYS

    Seller shall not be responsible for, nor deemed to be in default on account of, delay in delivery of the Equipment to Buyer due to force majeure causes, including, but not limited to, acts of God or the public enemy; civil war; insurrection or riots; fires; floods; exposions; earthquakes; restrictions or strikes; government legislation, acts, orders, or regulations; inability or failure of suppliers to deliver; or for any other cause to the extent it is beyond Seller's control.

8.  LIMITED WARRANTY AND DISCLAIMER

    Seller represents and warrants to Buyer that:

    a. At the time of Delivery of the Equipment to Buyer, Seller will have good and sufficient legal and beneficial title to the Equipment and have full power and lawful authority to transfer such title to Buyer.

    b. At the time of Delivery of the Equipment to Buyer, the Equipment will be subject to no mortgage, pledge, lien, charge or other emcumbrance (collectively, the "Liens").

    c. EXCEPT AS OTHERWISE STATED HEREIN, THE EQUIPMENT, INCLUDING THE COMPONENT PARTS THEREOF, BEING SOLD BY SELLER TO BUYER WILL BE
        SOLD "AS IS" AND SELLER MAKES NO WARRANTIES, GUARANTEES OR REPRESENTTIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, THAT SHALL SURVIVE DELIVERY AS TO THE EQUIPMENT AND THE COMPONENT PARTS THEREOF, INCLUDING BUT NOT LIMITED TO THE CONDITION OR AIRWORTHINESS THEREOF; AND BUYER HEREBY WAIVES ALL OTHER WARRANTIES, REMEDIES OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, AND SELLER SHALL HAVE NO LIABILITY TO BUYER WITH RESPECT TO FITNESS FOR ANY INTENDED PURPOSE AND MERCHANTABILITY, ANY OBLIGATION OF SELLER ARISING FROM TORT OR STRICT LIABILITY TORT CLAIMS, OR FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY EXPENSE DIRECTLY OR INDIRECTLY ARISING FROM THIS TRANSACTION AND THE USE OF THE EQUIPMENT OR ANY INABILITY TO USE THE EQUIPMENT EITHER SEPARATELY OR IN COMBINATION WITH OTHER PARTS OR APPARATUS OR FROM ANY OTHER CAUSE. Buyer acknowledges that the foregoing waivers and agreements were agreed to by it in the course of bargaining and negotiation with respect to the Agreement and that the Purchase Price and other terms herein and in the Agreement reflect such waivers and agreements by Buyer.

    d. Seller makes no representation as to what use or application may be made of the Equipment in the condition in which the Equipment is delivered. Further, Seller makes no representation as to whether the Equipment complies with, or is capable of being modified so as to comply with, any present or future environmental restrictions or requirements imposed by any governmental entity, including, but not limited to, requirements with respect to noise abatement and emission control. Buyer shall have the responsiblity of obtaining whatever certifications, waivers or exemptions are necessary from applicable government agencies for projected uses or applications of the Equipment.

   e. At Delivery to Buyer, each Engine will be in accordance with its Engine records. Such records shall include all Engine records in the possession of Seller, but not less than the following:

        i. All shop records back to and including the last engine heavy maintenance ("EHM").

        ii. FAA 337 Forms for all shop services performed back to and at the last EHM.

        iii.    All test cell reports back to and including last EHM.

        iv. Status of compliance of current Airworthiness Directives, Alert Service Bulletins and Service Bulletins; and method of compliance.

        v.      Current disk profile.

        vi. Installation and removal records for all life-limited parts, providing 100% disk traceability to new.

        vii. The current and all previous log books (if log books were maintained).

   f.   Each Engine is originally manufactured by Pratt & Whitney.

   g. Each Engine was not involved in an incident or accident; that is, each Engine was not involved in an Abnormal Operational Circumstance as defined by the manufacturer's Overhaul Standard Practices Manual or comparable situations as defined by other engine manufacturers, which resulted in an Engine being deemed by the manufacturer as unacceptable for continued aircraft usage.

9.   WARRANTIES ASSIGNMENT

     Seller hereby assigns to Buyer any and all existing assignable warranties, serviceable life policies and patent indemnities of manufacturers of the Equipment.

10.  INDEMNITY

     a. Buyer hereby releases and agrees to indemnify, defend and save and hold harmless Seller, its affiliates, directors, officers, agents employees, and assigns from and against any and all liability, damages, losses, expenses, and claims, including without limitation all reasonable attorneys' fees and all other costs and expenses in connection therewith and incident thereto, for death of or injury to any persons whatsoever, including without limitation the affiliates, officers, agents and employees of the parties hereto, and for loss of, damage to, or delay in delivery of any property whatsoever, including without limitation any aircraft on which the Equipment may be installed and loss of use of the aircraft and any other property of the parties hereto or of their affiliates, officers, agents or employees, in any manner arising out of, incident to, or in connection with such Equipment or the use, operation, storage, or testing of the Equipment, subsequent to the Delivery of the Equipment to Buyer hereunder, regardless of the negligence, active or passive of Seller; except to the extent caused by the gross negligence or willful misconduct of Seller.

        b. NEITHER BUYER NOR SELLER SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WHICH MAY RESULT
                FROM PERFORMANCE OR FAILURE TO PERFORM UNDER THE AGREEMENT.

  11.   APPLICABLE LAW

        This Agreement shall be deemed to have been made in Dade County, Florida, and shall be interpreted, and the rights and liabilities of the parties hereto determined in accordance with the law of the State of Florida, U.S.A. without regard to conflicts of law principles. The parties consent and hereby submit to the exclusive jurisdiction of the state and federal courts located in Dade County, Florida, U.S.A. for the determination of any and all issues between the parties relating to the Agreement. Nothing in this clause limits the right of Seller to bring proceedings in any other court of competent jurisdiction; nor shall the bringing or continuing of proceedings in one or more jurisdictions preclude the bringing or continuing of proceedings in any other jurisdiction, whether concurrently or otherwise. Buyer irrevocably waives any objection which it may have at any time to the laying of the venue of any proceedings in any court referred to in this section, to any claim that any such proceedings have been brought in any inconvenient forum, to any right to trial by jury in any proceedings, and to any objection to service of process if such service is by certified mail, return receipt requested, at the address provided, or updated as provided herein.

12.     NOTICES

        All demands, notices and other communications required or given pursuant to the Agreement shall be in writing, and shall be deemed to have been duly given when personally delivered or when transmitted by telex or facsimile reproduction, addressed as stated in the Agreement.

13.     BROKERS/FINDERS

        Seller and Buyer each agree that it has not involved third parties as brokers or finders in this transaction, and each party indemnifies the other from liability for fees, commissions or other claims made upon the other due to such claims caused by the indemnifying party.

14.     CONFIDENTIALITY

        The Agreement and all information contained in the Agreement are confidential and proprietary to Seller and Buyer and are solely for the internal use of the parties hereto. Disclosure to third parties is prohibited, except as otherwise stated in the Agreement, as required by law or order of a governmental authority, or as required to enforce the terms of the Agreement.

15.     MISCELLANEOUS

        a. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

b. No term or provision of the Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

c. Any ambiguities in the construction or interpretation of the Agreement or any clause or provision herein shall not be construed or resolved against a party solely because that party drafted the Agreement.

d. The section headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provisions of the Agreement.

e. The Agreement contains the entire understanding of the parties with respect to the purchase and sale of the Equipment, and no warranties, representations or undertakings have been made or relied on in entering into the Agreement by either party except as expressly set forth herein. Any previous oral or written communications, representations, agreements or understandings between Seller and Buyer relating to the subject matter hereof are no longer of any force and effect, are superseded and replaced in their entirety by the provisions of the Agreement.

f. The Agreement shall be binding upon and inure to the benefit of the respective successors and assigns (where permitted) of the parties.

g. The Agreement may not be assigned by either party except with prior written consent of the other party.

h. The Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. A facsimile signature on any counterpart hereto will be deemed an original for all purposes.

i. Any purchase order number assigned by Buyer to this transaction shall be for control purposes only. Any terms which may be on or attached to Buyer's purchase order or on the reverse side thereof will not apply.

j. The prevailing party in any litigation to enforce the terms of the Agreement shall be entitled to recover its reasonable and actual attorney's fees from the losing party.


                                     ***

                                                        ATTACHMENT 1-A


                               DELIVERY RECEIPT


The undersigned, on behalf of and as the duly authorized agent of AIRTRAN AIRWAYS, INC. ("Buyer") hereby acknowledges receipt from GREENWICH AIR SERVICES, INC. ("Seller") of the delivery to Buyer at _____________________ at______________________o'clock P.M./A.M., this ______day of_________,1997, of the following described engine:

        One (1) Pratt & Whitney used JT8D-9A engine, serial number 656857, in P&W basic configuration in accordance with the terms of their Aircraft Engine Sales Agreement dated March 28, 1997, pertaining to this transaction.



                                                        AIRTRAN AIRWAYS, INC.



                                                        By:
                                                           --------------------
                                                        Name:
                                                             ------------------
                                                        Title:
                                                              -----------------
                                                        Date:
                                                             ------------------

                                                                 ATTACHMENT 1-B


                               DELIVERY RECEIPT


The undersigned, on behalf of and as the duly authorized agent of AIRTRAN AIRWAYS, INC. ("Buyer") hereby acknowledges receipt from GREENWICH AIR SERVICES, INC. ("Seller") of the delivery to Buyer at ___________ at _________ o'clock P.M./A.M., this ____ day of _________ , 1997, of the following described engine:

        One (1) Pratt & Whitney used JT8D-15 engine, serial number 687645, in P&W basic configuration in accordance with the terms of their Aircraft Engine Sales Agreement dated March 28, 1997, pertaining to this transaction.


                                           AIRTRAN AIRWAYS, INC.


                                           By:
                                               -----------------------------

                                           Name:
                                                ----------------------------

                                           Title:
                                                 ---------------------------

                                           Date:
                                                ----------------------------

                                                                ATTACHMENT 2-A




                                 BILL OF SALE


     For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GREENWICH AIR SERVICES, INC. (herein "Seller"), owner of the full legal and beneficial title of the item described below (herein "Engine");"

        One (1) Pratt & Whitney used JT8D-9A engine, serial number 656857, in P&W basic configuration does hereby sell, grant, transfer and deliver all its full legal and beneficial title and interest in and to said Engine unto AIRTRAN AIRWAYS, INC. (herein "Buyer") and its successors and assigns.

     Seller hereby warrants to Buyer, its respective successors and assigns that at the time of delivery of the Engine to Buyer, Seller was the lawful owner of the Engine with good title thereto; that said Engine was free from all claims, liens, encumbrances and rights of others; that Seller has good and lawful right to sell the Engine; that title to the Engine is hereby conveyed to Buyer free and clear of all claims, liens, encumbrances and rights of others; and further Seller covenants and agrees that it will warrant and defend such title against the claims and demands of all persons whomever arising from any event or condition occurring prior to the delivery of the Engine by Seller to Buyer; provided, however, that Seller's warranty of title and its obligation to defend title to the Engine shall not apply to any defects in title arising from Buyer's own acts.

     This Bill of Sale is made pursuant to that certain Aircraft Engine Sales Agreement made March 28, 1997, by and between Seller or and Buyer to which reference is made and which sets forth the rights and obligations of the parties.

     IN WITNESS WHEREOF, we have set our hand and seal this ___ day of _____, 1997.


                                GREENWICH AIR SERVICES, INC.


                                By:
                                   -------------------------------

                                Name:
                                     -----------------------------

                                Title:
                                      ----------------------------

                                                        ATTACHMENT 2-B


                                 BILL OF SALE


     For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GREENWICH AIR SERVICES, INC. (herein "Seller"), owner of the full legal and beneficial title of the item described below (herein "Engine"):"

        One (1) Pratt & Whitney used JT8D-15 engine, serial number 687645, in P&W basic configuration does hereby sell, grant, transfer and deliver all its full legal and beneficial title and interest in and to said Engine unto AIRTRAN AIRWAYS, INC. (herein "Buyer") and its successors and assigns.

     Seller hereby warrants to Buyer, its respective successors and assigns that at the time of delivery of the Engine to Buyer, Seller was the lawful owner of the Engine with good title thereto; that said Engine was free from all claims, liens, encumbrances and rights of others; that Seller has good and lawful right to sell the Engine; that title to the Engine is hereby conveyed to Buyer free and clear of all claims, liens, encumbrances and rights of others; and further Seller convenants and agrees that it will warrant and defend such title against the claims and demands of all persons whomever arising from any event or condition occurring prior to the delivery of the Engine by Seller to Buyer; provided, however, that Seller's warranty of title and its obligation to defend title to the Engine shall not apply to any defects in title arising from Buyer's own acts.

     This Bill of Sale is made pursuant to that certain Aircraft Engine Sales Agreement made March 28, 1997, by and between Seller and Buyer to which reference is made and which sets forth the rights and obligations of the parties.

     IN WITNESS WHEREOF, we have set our hand and seal this ____ day of _______, 1997.


                                GREENWICH AIR SERVICES, INC.


                                By:
                                   ------------------------------

                                Name:
                                     ----------------------------

                                Title:
                                      ---------------------------

                                                                       EXHIBIT B


                       AIRCRAFT ENGINE SERVICE WARRANTY


Greenwich warrants its serviced Engines against defective workmanship relating to the work that Greenwich performs. Greenwich will repair any such Engine that has failed for this reason. Greenwich's obligations are expressly limited to correction of such defects by Greenwich at its expense and to specific periods after redelivery of the Engine to Buyer, as follows:

        If, within five hundred (500) hours of operation or ninety (90) days, whichever occurs first, from date of Delivery, the Engine fails due to a defect warrantable hereunder, Greenwich shall correct such defect at no cost to Buyer.

This warranty covers all defects which Buyer can establish after Buyer's notice to Greenwich of the defect as having occurred, provided:

     (1) Buyer submits written notice of the defect within thirty(30) calendar days of discovery; and

     (2) the Engine is returned to Greenwich's facility, freight prepaid, within sixty(60) calendar days after discovery, accompanied by a written description of the nature of the defect; and

     (3) after redelivery to Buyer, the Engine has not been improperly installed by Buyer or by a subcontractor utilized by the Buyer; and

     (4) subsequent to redelivery, the Engine was operated and maintained in accordance with FAA and other applicable standards; was used under normal operating conditions; was not subjected to misuse, abuse neglect, accident or incident; was properly stored and was not repaired or altered by anyone other than Greenwich; and

     (5) the Engine is returned with all proper records and necessary documents, all of which shall be in English; and

     (6)  the Engine has not been sold to another; and

     (7)  Buyer has met all of its financial obligations under the contract;
          and

     (8) the Engine has not incurred Foreign Object Damage or has not failed as a result of the failure of Buyer supplied material.

This warranty expressly excludes correction of any defect in the Engine if it must, following redelivery, be removed form operation due to performance or material defects attributable to inadequacies or deficiencies in design, materials or tooling as identified in applicable manufacturers' reports and documents or due to problems generally recognized to be industry-wide.

Greenwich's total liability in connection with there service of Engines is expressly limited to workmanship and any warranty for material will be the warranty of the manufacturer of the material and Greenwich shall use its best efforts to assist in obtaining that warranty for its Buyer.

Greenwich reserves the right to determine whether the failure of the Engine falls under the terms of this warranty and will have the option of repairing, reworking, restoring or replacing the Engine and returning it to service or crediting Buyer on a prorata basis. After repair or rework, to correct any such defect, the Engine will be returned to Buyer at Greenwich's expense.

The warranties provided for herein shall be for the benefit of Buyer, and no other party.

THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, GUARANTEES, OR REPRESENTATIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY OTHER LIABILITY OF ANY NATURE WHATSOEVER WITH RESPECT TO WORK DONE, SERVICES PERFORMED OR PARTS OR MATERIALS PROVIDED BY GREENWICH. WITHOUT LIMITATION OF THE FOREGOING, GREENWICH SHALL HAVE NO LIABILITY FOR INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND DUE TO ANY DEFECT IN WORKMANSHIP, ANY BUYER HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO SUCH DAMAGES. THIS WARRANTY SHALL NOT BE ALTERED EXCEPT BY WRITTEN AMENDMENT TO THE AGREEMENT BY AN AUTHORIZED OFFICER OF GREENWICH.